EXHIBIT 21

Exhibit 21

Subsidiaries of Cobalt

Blue Cross & Blue Shield United of Wisconsin — a Wisconsin stock insurance corporation

United Government Services, LLC — a Wisconsin limited liability company

American Medical Security Group, Inc. — a Wisconsin insurance holding company

Compcare Health Services Insurance Corporation — a Wisconsin stock insurance corporation

CC Holdings, LLC — a Wisconsin limited liability company

Meridian Resource Company, LLC — a Wisconsin limited liability company

United Wisconsin Proservices, Inc. — a Wisconsin corporation

Innovative Resource Group, LLC — a Wisconsin limited liability company

CNR Partners, Inc. — a Wisconsin corporation, a subsidiary of IRG

Comprehensive Receivables Group, Inc. — a Michigan corporation

Michigan Healthcare Collections, Inc. — a Michigan corporation, a subsidiary of CRG

Family Health Systems, Inc. — a Wisconsin for-profit stock corporation

Heartland Dental Plan, Inc. — a Wisconsin stock insurance corporation, a subsidiary of Compcare

Heartland Dental Plan of Michigan, Inc. — a Michigan corporation, a subsidiary of Heartland Dental

United Wisconsin Insurance Company — a Wisconsin stock insurance corporation

United Heartland Illinois, Inc. — an Illinois corporation, a subsidiary of UWIC

United Heartland Life Insurance Company — a Wisconsin stock life insurance company

Meridian Marketing Services, Inc. — a Wisconsin corporation

Valley Health Plan, Inc. — a Wisconsin stock insurance corporation

United Heartland, Inc. — a Wisconsin corporation

HMO-W, Incorporated — a Wisconsin corporation

Unity Health Plans Insurance Corporation — a Wisconsin corporation, a subsidiary of HMO-W

Hometown Insurance Services, Inc. — a Wisconsin corporation, a subsidiary of HMO-W